As filed with the Securities and Exchange Commission on September 29, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WK Kellogg Co

(Exact Name of Registrant as Specified in Its Charter)

Delaware	92-1243173
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Kellogg Square Battle Creek, Michigan	49016-3599
(Address of Principal Executive Offices)	(Zip Code)

WK Kellogg Co Savings and Investment Plan

Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan

(Full Title of the Plans)

Norma Barnes-Euresti

Secretary

One Kellogg Square

Battle Creek, Michigan 49016-3599

Telephone: 269-401-3000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.

Robert E. Goedert, P.C.

Ashley Sinclair

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans sponsored by WK Kellogg Co (the “Registrant”) and covered by this Registration Statement as required by Rule 428(b)(1). These documents, and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been previously filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a)

The Registrant’s effective Registration Statement on Form 10 (File No. 001-41755) initially filed with the Commission on July 24, 2023, as amended by Amendment No. 1 as filed with the Commission on August 1, 2023, as further amended by Amendment No.  2 as filed with the Commission on August 23, 2023, as further amended by Amendment No.  3 as filed with the Commission on August 31, 2023 and as further amended by Amendment No.  4 as filed with the Commission on September 11, 2023 (as so amended, the “Form 10 Registration Statement”);

(b)

The Annual Report on Form 11-K for the fiscal year ended December 31, 2022 (File No.  001-04171) of the Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan, filed with the Commission on June  14, 2023;

(c)

The description of the Registrant’s common stock, par value $.0001 per share, which is contained in the Information Statement filed as Exhibit 99.1 to the Form 10 Registration Statement, including any amendments or supplements thereto; and

(d)	The Registrant’s Current Report on Form 8-K filed with the Commission on September 12, 2023 (only with respect to Item 1.01 and Item 2.03).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K, together with any exhibits that are related to such items, that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation will provide for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Registrant’s certificate of incorporation provides that the Registrant will indemnify its directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The Registrant is party to indemnification agreements with each of the Registrant’s executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The Registrant maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Number	Description

4.1	Form of Amended and Restated Certificate of Incorporation of WK Kellogg Co (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form 10 filed with the Commission on August 31, 2023)

4.2	Form of Amended and Restated Bylaws of WK Kellogg Co (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 10 filed with the Commission on July 24, 2023)

4.3*	WK Kellogg Co Savings and Investment Plan

4.4*	Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan (as amended and restated effective January 1, 2016)

4.5*	Amendment Number 1 to the Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan

4.6*	Amendment Number 2 to the Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan

4.7*	Amendment Number 3 to the Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan

4.8*	Spin-Off Amendment to the Kellogg Company Bakery, Confectionery, Tobacco Workers and Grain Millers Savings and Investment Plan

5.1*	Opinion of Kirkland & Ellis LLP, special counsel to the Registrant

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2*	Consent of BDO USA, P.C., independent registered public accounting firm

23.3*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1*	Powers of attorney (included on the signature pages to this Registration Statement)

107*	Filing Fee Table

*	Filed herewith

The Registrant undertakes that it will submit or has submitted the plans and any amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the Filing Fee Table filed as Exhibit 107 to the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Battle Creek, State of Michigan, on this 29th day of September, 2023.

WK KELLOGG CO

By:	/s/ Gary Pilnick
Gary Pilnick
President

POWERS OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of WK Kellogg Co, hereby severally constitute and appoint Gary Pilnick and Norma Barnes-Euresti, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable WK Kellogg Co to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 29, 2023.

Signature	Title

/s/ Gary Pilnick Gary Pilnick	President and Director (Principal Executive Officer)

/s/ David McKinstray David McKinstray	Chief Financial Officer (Principal Financial Officer)

/s/ Lisa Walter Lisa Walter	Chief Accounting Officer (Principal Accounting Officer)

/s/ Norma Barnes-Euresti Norma Barnes-Euresti	Director

/s/ Gordon Paulson Gordon Paulson	Director

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Battle Creek, State of Michigan, on this 29th day of September, 2023.

WK KELLOGG CO SAVINGS AND INVESTMENT PLAN

By:	/s/ Joel Vanderkooi
Joel Vanderkooi
Vice President and Treasurer
Kellogg Company

KELLOGG COMPANY BAKERY, CONFECTIONERY, TOBACCO WORKERS AND GRAIN MILLERS SAVINGS AND INVESTMENT PLAN

By:	/s/ Joel Vanderkooi
Joel Vanderkooi
Vice President and Treasurer
Kellogg Company